EXHIBIT 5.1

December 1, 2020

Liminal BioSciences Inc.
440 Armand-Frappier Blvd., Suite 300
Laval, Québec
Canada H7V 4B4

Re:	Registration of 14,210,522 Common Shares of Liminal BioSciences Inc.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Liminal BioSciences Inc., a corporation incorporated under the Canada Business Corporations Act (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form F-3 (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "SEC") on the date hereof, and the prospectus included therein (the "Prospectus") of:

(a)	5,757,894 previously issued common shares of the Company (the "Issued Shares"); and
(b)

8,452,628 common shares of the Company (the "Warrant Shares" and collectively with the Issued Shares, the "Registration Shares") which are issuable upon the exercise of (i) outstanding Company prefunded warrants having an exercise price of $0.001 per warrant share (the "Prefunded Warrants") owned by Armistice Capital Master Fund Ltd. ("Armistice") and (ii) outstanding warrants having an exercise price of $5.50 per warrant share (the "Warrants") owned by Structured Alpha LP ("SALP") and Armistice.

For the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction of:

(a)	the Registration Statement;
(b)	the Prospectus;
(c)

the securities purchase agreement dated as of October 29, 2020, as amended on November 25, 2020 pursuant to which (i) 5,757,894 common shares of the Company were issued and sold to SALP and Armistice (ii) 557,894 Prefunded Warrants were issued and sold to Armistice and (iii) 7,894,734 Warrants were issued and sold to SALP and Armistice; and

(d)	the certificates representing the Warrants and the Prefunded Warrants (the "Warrant Certificates").

We have also examined originals or copies, certified or otherwise identified to our satisfaction of, and relied upon the following documents (collectively, the "Corporate Documents"):

(a)	the certificate and articles of amendment of the Company;
(b)	the by-laws of the Company;
(c)	a certificate of compliance dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Company;
(d)	certain resolutions of the Company's directors and/or shareholders; and
(e)	a certificate of an officer of the Company (the "Officer's Certificate").

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein, we have assumed that:

(a)	all individuals had the requisite legal capacity;
(b)	all signatures are genuine;
(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;
(d)	prior to the issuance and delivery of the Registration Shares, the Company has received or will have received the full consideration in respect of the Registration Shares;
(e)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and
(f)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company, including the Officer's Certificate, are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Québec (the "Jurisdiction") and the federal laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the federal laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We do not accept any responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion expressed herein refers to any of the Registration Shares as being issued as "fully-paid and non-assessable" common shares of the Company, such opinion assumes that all required consideration (in whatever form) has been, or will be, paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, we are of the opinion that:

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(a)	the Issued Shares are validly issued as fully paid and non-assessable shares of the Company; and
(b)

the Warrant Shares, when issued upon exercise of the Warrants or the Prefunded Warrants and payment therefor in accordance with the terms of the Warrant Certificates, will be validly issued as fully paid and non-assessable shares of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Registration Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliott LLP